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                                                                     EXHIBIT 5.1


                         WALLER LANSDEN DORTCH & DAVIS
                    A PROFESSIONAL LIMITED LIABILITY COMPANY

                             Nashville City Center
                          511 Union Street, Suite 2100
                             Post Office Box 198966
                        Nashville, Tennessee  37219-8966
Facsimiles                       (615) 244-6380            809 South Main Street
(615) 244-6804                                                    P. O. Box 1035
(615) 244-5686                                           Columbia, TN 38402-1035
                                                                  (615) 388-6031

                               August 26, 1999

Orthodontic Centers of America, Inc.
5000 Sawgrass Village Circle, Suite 25
Ponte Vedra Beach, Florida 32082

          Re: Registration Statement on Form S-8

Ladies and Gentlemen:

          You have requested our opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") of Orthodontic Centers of America, Inc., a Delaware corporation (the "Company"), of up to 75,000 shares of the Company's Common Stock, $.01 par value (the "Shares"), to be issued and sold under the Company's 401(k) Profit Sharing Plan (the "Plan") and an indeterminate amount of interests in the Plan to be issued to employees of the Company and its affiliates who participate in the Plan.

          We have examined the Company's Restated Certificate of Incorporation and Bylaws, as amended to date, certain records of proceedings of the Company's directors, the Plan and the Registration Statement. We have also examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth.

          Based upon such examination, we are of the opinion that the Shares, when issued and delivered in the manner and on the terms described in the Plan, will be duly authorized, validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                     Very truly yours,

                                     /s/ Waller Lansden Dortch & Davis, PLLC